Exhibit 10.40

AMENDMENT TO THE SECOND AMENDED AND RESTATED IHS INC. 2004 LONG-TERM INCENTIVE PLAN

WHEREAS, effective [December 8, 2016], IHS Markit Ltd. (the “Company”) desires to amend the Amended and Restated IHS Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”) in certain respects; and

WHEREAS, Section 19.1 of the 2004 Plan provides that the Human Resources Committee of the Company (the “Committee”) may amend the 2004 Plan, as evidenced by a written instrument signed by an authorized officer of the Company;

NOW, THEREFORE, in Section 20.1 of the 2004 Plan, the words “minimum statutory” shall be, and hereby are, replaced with the word “maximum”.

NOW, THEREFORE, Section 20.2 of the 2004 Plan shall be, and hereby is, deleted in its entirety and the following inserted in lieu thereof:

“20.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs or any other taxable event arising as a result of an Award, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV on the date the tax is to be determined (a) equal to the maximum total tax that could be imposed on the transaction, with respect to Participants who are subject to Section 16 of the Exchange Act and (b) equal to the maximum or up to the maximum total tax that could be imposed on the transaction, with respect to Participants not covered by Section 20.2(a). All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. With respect to withholding required upon the lapse of restrictions on Restricted Stock and RSUs, or upon the achievement of performance goals related to Performance Shares, the withholding requirement shall be met in whole by having the Company withhold Shares as described above, unless otherwise provided by the Committee or if not permitted under applicable law.”

Excepted as amended by this Amendment, all of the provisions of the 2004 Plan shall remain in full force and effect.

Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the 2004 Plan.

IN WITNESS WHEREOF, the Committee has amended the 2004 Plan by the foregoing Amendment.

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